UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2013

South Jersey Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One South Jersey Plaza, Folsom, NJ 08037
(Address of principal executive offices) (Zip Code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13(3)-4(c) under the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 19, 2013, South Jersey Industries, Inc. (the “Company”) held its 2013 annual meeting of shareholders.  The proposals voted on at the annual meeting, as well as the voting results for each proposal, including the numbers of votes cast for, against or withheld, and the number of abstentions and broker non-votes, are set forth below.

•	Proposal 1: Election of ten nominees of the board of directors to serve as directors of the Company, all with terms expiring in 2014:

	For	Withheld	Broker Non-Votes
Sarah M. Barpoulis	23,754,165	175,539	4,972,590
Thomas A. Bracken	23,767,437	138,102	4,996,755
Keith S. Campbell	22,932,447	979,446	4,990,402
Sheila Hartnett-Devlin	22,917,460	1,028,112	4,956,722
Victor A. Fortkiewicz	23,791,102	132,341	4,978,851
Edward J. Graham	22,687,259	1,241,188	4,973,847
Walter M. Higgins III	23,773,155	149,584	4,979,555
Sunita Holzer	23,774,181	160,070	4,968,043
Joseph H. Petrowski	23,783,389	144,035	4,974,871
Frank L. Sims	23,773,853	152,156	4,976,286

•	Proposal 2: Advisory vote to approve named executive officer compensation:

For	Against	Abstentions	Broker Non-Votes
22,530,797	1,156,855	347,485	4,867,158

•	Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2013.

For	Against	Abstentions	Broker Non-Votes
27,641,489	1,143,617	117,188	--

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTH JERSEY INDUSTRIES

Date: April 24, 2013	By: /s/ Gina Merritt-Epps
Gina Merritt-Epps, Esq.
General Counsel & Corporate Secretary

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